QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.6

DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
www.demac.com

November 29, 2007

Challenger Minerals, Inc.
Transocean Inc.
4 Greenway Plaza
Houston, Texas 77046

Ladies and Gentlemen:

        We hereby consent to references to our firm and the inclusion and incorporation by reference of information from our report entitled "Appraisal Report as of December 31, 2004 on Reserves owned by Challenger Minerals, Inc. in the West Heather Area of the Broom Field offshore United Kingdom" signed February 28, 2005, relating to the oil and gas reserves and revenue of certain interests of Challenger Minerals, Inc., a subsidiary of Transocean Inc. (the "Company"), in (i) the Company's Current Report on Form 8-K dated November 27, 2007, (ii) GlobalSantaFe Corporation's Annual Report on Form 10-K for 2006, and the Supplemental Oil and Gas Disclosure (unaudited) therein, (iii) the Company's Registration Statement on Form S-3 (No. 333-58604), (iv) the Company's Registration Statements on Form S-4 (Nos. 333-46374 and 333-54668), as amended by Post- Effective Amendments on Form S-8 and Form S-3, (v) Registration Statements on Form S-8 (Nos. 33-64776, 33-66036, 33-12475, 333-58211, No. 333-58203, 333-94543, 333-94569, 333-94551, 333-75532, 333-75540, 333-106026, 333-115456, 333-130282, 333-147669 and 333-147670) and (vi) this Registration Statement on Form S-3 of the Company.

Very truly yours,
/s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON

QuickLinks

  Exhibit 23.6